(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q3 2011 Financial Results

Andover, Mass., October 19, 2011 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports third quarter 2011 financial results.

Third Quarter Financial Results

Sales were $194.5 million, down 12.1% from $221.3 million in the third quarter of 2010 and down 13.4% from $224.5 million in the second quarter of 2011.

Third quarter net income was $30.4 million, or $0.57 per diluted share, compared to net income of $38.6 million in the third quarter of 2010, or $0.76 per diluted share, and $38.6 million in the second quarter of 2011, or $0.73 per diluted share.

Non-GAAP net earnings were $30.6 million, or $0.58 per diluted share, compared to $36.8 million, or $0.72 per diluted share, in the third quarter of 2010 and a record $38.8 million, or $0.73 per diluted share, in the second quarter of 2011.

Cash and investments, net of short-term borrowings, were $533.8 million at the end of the quarter, while stockholders’ equity, net of intangible assets and goodwill, was $831.2 million at quarter end.

Leo Berlinghieri, Chief Executive Officer and President, said, “Order levels began to decline in May and continued to decline until the middle of the third quarter. However, since then, orders have remained fairly stable. In conditions like these, our proven strategy is to remain nimble, aggressively identify and pursue new opportunities while simultaneously controlling costs.

“Based upon recent business levels and general business outlook, we estimate that our fourth quarter sales may range from $145 to $165 million and at this volume, our non-GAAP net earnings could range from $0.18 to $0.31 per diluted share.”

Conference Call Details

A conference call with management will be held on Thursday, October 20, 2011 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 11366013, which has been reserved for this call. A live and archived webcast of the call will also be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude discontinued operations, amortization of acquired intangible assets, costs associated with acquisitions and disposition related charges, and certain adjustments to income tax rates. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 1)
	September 30, 2011	September 30, 2010	June 30, 2011
Net revenues	$194,508	$221,323	$224,487
Cost of revenues	106,830	122,820	119,499

Gross profit	87,678	98,503	104,988
Research and development	14,331	15,070	15,582
Selling, general and administrative	31,984	28,247	31,851
Amortization of intangible assets	251	250	250

Income from operations	41,112	54,936	57,305
Interest income, net	272	35	309

Income from continuing operations before income taxes	41,384	54,971	57,614
Provision for income taxes	11,011	18,370	19,013

Income from continuing operations	30,373	36,601	38,601
Income from discontinued operations, net of taxes	—	2,035	—

Net income	$30,373	$38,636	$38,601

Basic income per share:
Continuing operations	$0.58	$0.73	$0.74
Discontinued operations	—	0.04	—

Net income	$0.58	$0.77	$0.74
Diluted income per share:
Continuing operations	$0.57	$0.72	$0.73
Discontinued operations	—	0.04	—

Net income	$0.57	$0.76	$0.73
Cash dividends per common share	$0.15	$—	$0.15
Weighted average shares outstanding:
Basic	52,456	50,226	52,346
Diluted	52,992	50,994	52,906
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$30,373	$36,601	$38,601
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	251	250	250
Proforma tax adjustments	(67)	(66)	(65)

Non-GAAP net earnings (Note 2)	$30,557	$36,785	$38,786

Non-GAAP net earnings per share (Note 2)	$0.58	$0.72	$0.73

Weighted average shares outstanding	52,992	50,994	52,906

NOTE 1: During 2010, the Company sold two product lines that no longer met the Company’s long-term strategic objectives. The results of operations of the two product lines have been classified as discontinued operations in the consolidated statements of operations for the prior year period provided.

NOTE 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations, amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended
	September 30, (Note 1)
	2011	2010
Net revenues	$650,846	$634,136
Cost of revenues	351,819	352,819

Gross profit	299,027	281,317
Research and development	46,809	46,899
Selling, general and administrative	96,542	86,961
Amortization of intangible assets	751	1,033
Gain on sale of asset	—	(682)

Income from operations	154,925	147,106
Interest income, net	852	614

Income from continuing operations before income taxes	155,777	147,720
Provision for income taxes	48,760	48,977

Income from continuing operations	107,017	98,743
Income from discontinued operations, net of taxes	—	7,895

Net income	$107,017	$106,638

Basic income per share:
Continuing operations	$2.06	$1.98
Discontinued operations	—	0.16

Net income	$2.06	$2.13
Diluted income per share:
Continuing operations	$2.03	$1.94
Discontinued operations	—	0.16

Net income	$2.03	$2.10
Cash dividends per common share	$0.45	$—
Weighted average shares outstanding:
Basic	52,070	49,965
Diluted	52,761	50,821
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$107,017	$98,743
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	751	1,033
Gain on sale of asset (Note 2)	—	(682)
Proforma tax adjustments	(197)	(48)

Non-GAAP net earnings (Note 3)	$107,571	$99,046

Non-GAAP net earnings per share (Note 3)	$2.04	$1.95

Weighted average shares outstanding	52,761	50,821

NOTE 1: During 2010, the Company sold two product lines that no longer met the Company’s long-term strategic objectives. The results of operations of the two product lines have been classified as discontinued operations in the consolidated statements of operations for the prior year period provided.

NOTE 2: The nine month period ended September 30, 2010 includes a $682 gain on the sale of a vacated facility.

NOTE 3: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations, amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	September 30, 2011	December 31, 2010
ASSETS
Cash and short-term investments	$525,839	$431,933
Trade accounts receivable, net	125,517	138,181
Inventories	161,059	156,429
Other current assets	37,913	26,352

Total current assets	850,328	752,895
Property, plant and equipment, net	69,891	68,976
Goodwill	140,084	140,020
Intangible assets, net	1,307	1,743
Long-term marketable securities	9,260	—
Other assets	16,842	18,779

Total assets	$1,087,712	$982,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$1,302	$—
Accounts payable	22,572	36,427
Accrued expenses and other liabilities	59,057	73,259

Total current liabilities	82,931	109,686
Other liabilities	32,169	25,688
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	703,405	663,792
Retained earnings	254,701	171,356
Other stockholders’ equity	14,393	11,778

Total stockholders’ equity	972,612	847,039

Total liabilities and stockholders’ equity	$1,087,712	$982,413